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                                                          EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Annual Report (Form 10-K) of Spine-Tech, Inc. of our report dated February 7, 1997, included in the 1996 Annual Report to Shareholders of Spine-Tech, Inc.

Our audits also included the financial statement schedule of Spine-Tech, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-99048) pertaining to the 1994 Spine-Tech, Inc. Stock Option Plan, the Spine-Tech, Inc. Non-Employee Director Stock Option Plan and the Spine-Tech, Inc. 1991 Stock Option Plan and Registration Statement on Form S-8 (No. 333-07349) pertaining to the 1996 Omnibus Stock Plan, of our report dated February 7, 1997, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Spine-Tech, Inc.



                                               /s/ Ernst & Young LLP
                                               -------------------------
                                               Ernst & Young LLP

Minneapolis, Minnesota
March 26, 1997